UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced in a press release issued on April 25, 2006, that C. Cody Colquitt, the Company’s Senior Vice President and Chief Financial Officer will be leaving the Company effective May 1, 2006 to pursue other opportunities. In the same press release, the Company announced that the Company has retained an executive search firm to assist in identifying candidates for the Chief Financial Officer position and that Richard Bambach, Jr., will serve as Interim Chief Financial Officer.

Mr. Bambach, age 41, serves as Chief Accounting Officer, and Vice President and Corporate Controller of the Company and will continue in those capacities as well as Interim Chief Financial Officer. Mr. Bambach has served as Chief Accounting Officer of the Company since May 2002 and Vice President, Corporate Controller of the Company since August 2001. Previously, Mr. Bambach was Vice President, External Financial Reporting for Winstar Communications, Inc. from August 1999.

A copy of the press release issued on April 25, 2006 is filed herewith.

The information in this Item 5.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

April 25, 2006	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued April 25, 2006